Exhibit 99.1

Heritage Commerce Corp Reports Financial Results for Third Quarter 2009

San Jose, CA – October 22, 2009 — Heritage Commerce Corp (Nasdaq: HTBK), parent company of Heritage Bank of Commerce, reported today a third quarter 2009 net loss allocable to common shareholders of $2.7 million, or $(0.23) per diluted common share. The third quarter of 2009 reflects a $7.1 million provision for loan losses and $599,000 in dividends and discount accretion on preferred stock.  In the third quarter a year ago, the Company reported net income of $2.4 million, or $0.21 per diluted common share.  For the first nine months of 2009, net loss allocable to common shareholders was $13.2 million, or $(1.12) per diluted common share, compared to net income of $1.1 million, or $0.09 per diluted common share, for the same period a year ago.

“We continue to see strong demand for Small Business Administration loans, and improvement in the secondary market for SBA loans allowed us to sell some of these loans, contributing to our third quarter and year-to-date noninterest income in 2009.  We also saw solid sales activity in our residential housing portfolios, resulting in a continued reduction in our land and construction loan portfolio,” said Walter Kaczmarek, President and Chief Executive Officer.  “Additionally, we have seen our net interest margin improve for the second consecutive quarter and our nonperforming loans remained relatively flat in the third quarter.  These factors helped in reducing our loss in the third quarter significantly from the second quarter.  Our capital ratios improved and continue to exceed regulatory well-capitalized standards,” Mr. Kaczmarek noted.

Third Quarter Developments

◆	The net interest margin increased 7 basis points to 3.62% in the third quarter of 2009 from 3.55% in the second quarter of 2009.

◆	Heritage Bank of Commerce remains well-capitalized with a leverage ratio of 9.82%, a tier 1 risk-based capital ratio of 11.24%, and a total risk-based capital ratio of 12.51% at September 30, 2009.

◆
On a consolidated basis, the Company remains well-capitalized with a leverage ratio of 10.08%, a tier 1 risk-based capital ratio of 11.55%, and a total risk-based capital ratio of 12.82% at September 30, 2009.

◆	The Company has tangible common equity to tangible assets of 6.69% at September 30, 2009.

◆	Total assets were $1.37 billion at September 30, 2009, a decrease of 10% from a year ago and a decrease of 5% over the past quarter.

◆	Gains on sale of SBA loans contributed $643,000 to noninterest income in both the third quarter and nine months ended September 30, 2009.

◆	Loans, excluding loans held-for-sale, decreased 13% to $1.08 billion at September 30, 2009 from $1.25 billion a year ago and decreased 7% from $1.16 billion at June 30, 2009.

◆	Land and construction loans decreased $33.4 million to $197.4 million, or 18% of the total loan portfolio compared to $230.8 million or 20% of loans at June 30, 2009.

◆	Nonperforming assets decreased $3.5 million to $58.2 million, or 4.26% of total assets, from $61.7 million, or 4.30% of total assets at June 30, 2009.

◆	The allowance for loan losses increased to $29.0 million, or 2.68% of total loans, compared to $22.3 million, or 1.79%, a year ago, and decreased from $31.4 million, or 2.70%, at June 30, 2009.

◆	Net charge-offs increased to $9.6 million in the third quarter of 2009, compared to $129,000 in the third quarter of 2008 and $3.2 million in the second quarter of 2009.

◆	The Federal Reserve Bank completed the field work portion of its regularly scheduled examination of Heritage Commerce Corp and Heritage Bank of Commerce in September 2009.

Balance Sheet, Capital Management and Credit Quality

At September 30, 2009, the Company’s assets totaled $1.37 billion, compared to $1.51 billion a year ago and $1.44 billion at June 30, 2009.  Loans, excluding loans held-for-sale, totaled $1.08 billion at September 30, 2009, compared to $1.25 billion at September 30, 2008 and $1.16 billion at June 30, 2009.  SBA loans not held-for-sale, which are included in commercial loans or owner occupied commercial real estate loans, totaled $88.6 million at September 30, 2009, compared to $104.9 million a year ago.

Commercial and industrial loans account for 38% of the total loan portfolio.  Commercial real estate loans account for another 38% of the portfolio, of which 51% were owner occupied by businesses. Land and construction loans decreased to 18% of the portfolio.  Consumer and home equity loans account for the remaining 6% of the total.  “We continue to see progress in the re-balancing of our loan portfolio, particularly in our reduction of land and construction loans,” said Mr. Kaczmarek.

The securities portfolio of $96.6 million at September 30, 2009 consisted primarily of U.S. government sponsored entities’ debt securities, short-term U.S. Treasury securities, mortgage-backed securities, collateralized mortgage obligations, and municipal bonds.  “All of our mortgage-backed securities and collateralized mortgage obligations are issued by U.S. government sponsored entities.  These high quality securities investments are managed to provide maximum liquidity,” commented Mr. Kaczmarek.

Nonperforming assets decreased to $58.2 million at September 30, 2009 from $61.7 million at June 30, 2009.  Nonperforming assets were $25.1 million at September 30, 2008.  Nonperforming assets were 4.26% of total assets at September 30, 2009, 4.30% at June 30, 2009 and 1.66% at September 30, 2008.  At September 30, 2009, land and construction loans were 52% of nonperforming assets, commercial and industrial loans were 20%, commercial real estate loans were 13%, SBA loans were 10% and other real estate owned (“OREO”) was 5%.

Total OREO was $3.0 million at September 30, 2009 and $3.1 million at June 30, 2009.  In the third quarter of 2009, three properties moved from nonaccrual status into OREO and four OREO properties were sold.  The sales consisted of two SBA properties, one commercial real estate parcel and one land and construction property resulting in a loss of $44,000 in the third quarter of 2009.

The allowance for loan losses at September 30, 2009 was $29.0 million, or 2.68% of total loans, and 52.4% of nonperforming loans, while the allowance for loan losses a year ago was $22.3 million, or 1.79% of total loans, and 92.6% of nonperforming loans.  The allowance for loan losses at June 30, 2009, was $31.4 million, or 2.70% of total loans, and 53.5% of nonperforming loans.

Deposits totaled $1.12 billion at September 30, 2009, compared to $1.19 billion at September 30, 2008 and $1.16 billion at June 30, 2009.  Savings and money market deposits decreased $76.3 million, or 19%, from September 30, 2008.  The decreases in savings and money market deposits were primarily due to lower balances in title insurance company, escrow, and real estate exchange facilitators’ accounts.  At September 30, 2009, title insurance company, escrow, and real estate exchange facilitators’ accounts were $32.9 million, compared to $82.5 million at September 30, 2008.  Time deposits $100,000 and over decreased $33.8 million, or 20% from September 30, 2008 and $36.3 million, or 21%, from June 30, 2009, primarily due to a reduction of public funds.

Heritage Bank of Commerce is a member of the Certificate of Deposit Account Registry Service (“CDARS”) program.  The CDARS program allows customers with deposits in excess of FDIC insured limits to obtain coverage on time deposits through a network of banks within the CDARS program.  Deposits gathered through this program have been considered brokered deposits under regulatory guidelines.  Deposits in the CDARS program totaled $41.4 million at September 30, 2009, and $14.2 million at June 30, 2009.  There were no deposits in the CDARS program at September 30, 2008.

Shareholders’ equity was $173.4 million, or $11.44 book value per common share, at September 30, 2009, compared to $144.3 million, or $12.21 book value per common share, a year ago.  The increase in shareholders’ equity was due to the issuance of $40 million in preferred stock to the U.S. Treasury as a participant in its Capital Purchase Program during the fourth quarter of 2008.  Shareholders’ equity was $174.6 million, or $11.55 book value per common share, at June 30, 2009.   The Company’s consolidated leverage ratio at September 30, 2009, was 10.08%, compared to 8.48% at September 30, 2008, and 9.96% at June 30, 2009.

Operating Results

Operating results in 2009 compared to 2008 have been adversely impacted by net interest margin compression, reversals of interest income on nonaccrual loans and a higher provision for loan losses.

Net interest income decreased to $11.6 million for the third quarter of 2009 from $13.0 million for the third quarter of 2008 and remained flat compared to the second quarter of 2009. The net interest margin was 3.62% for the third quarter of 2009, compared to 3.83% for the third quarter a year ago and 3.55% for the second quarter of 2009.  The 7 basis point increase in the net interest margin for the third quarter of 2009 compared to the second quarter of 2009 was primarily due to the higher average loan yields (a 14 basis points improvement) and a four basis points decline in the average cost of funds.  The decrease in the net interest margin from the third quarter of 2008 was primarily the result of the 175 basis point decline in short-term interest rates from October 8, 2008 through December 16, 2008.

Noninterest income was $2.4 million for the third quarter of 2009, compared to $1.7 million for the third quarter of 2008 and $1.6 million for the second quarter of 2009.  In the first nine months of 2009, noninterest income was $5.6 million, compared to $5.0 million in the first nine months a year ago.   The increase in noninterest income in third quarter and first nine months of 2009 compared to the same periods in 2008 was primarily due to $643,000 in gains on sales of SBA loans.

The Company had a provision for loan losses of $7.1 million for the third quarter of 2009, compared to $1.6 million for the third quarter of 2008, and $10.7 million for the second quarter of 2009. The Company had a provision for loan losses of $28.3 million for the nine months ended September 30, 2009 and $11.0 million for the nine months ended September 30, 2008.  The significant increase in provision for loan losses in 2009 reflects a higher volume of classified and nonperforming loans and an increase in loan charge-offs caused by challenging conditions in commercial lending and the residential housing market, turmoil in the financial markets, and the prolonged downturn in the overall economy.

Noninterest expense was $10.7 million for the third quarter of 2009, compared to $10.4 million in the third quarter of 2008 and $12.1 million in the second quarter of 2009.  In the first nine months of 2009, noninterest expense was $34.2 million, compared to $32.0 million in the first nine months a year ago.  Deposit insurance premiums and regulatory assessments were $631,000 in the third quarter of 2009, compared to $238,000 in the third quarter of 2008, and $1.2 million in the second quarter of 2009, which included a $657,000 charge for the FDIC special assessment levied on all FDIC insured banks.  Professional fees were $691,000 in the third quarter of 2009, compared to $468,000 in the third quarter of 2008, and $1.2 million in the second quarter of 2009.  Higher professional fees in the second quarter of 2009 related to problem loans and a branch acquisition transaction that was terminated.

The income tax benefit for the quarter ended September 30, 2009 was $1.8 million, as compared to an income tax expense of $309,000 in the third quarter a year ago, and an income tax benefit of $4.1 million in the second quarter of 2009.  The negative effective income tax rates are due to the loss before income taxes. The difference in the effective tax rate compared to the combined federal and state statutory tax rate of 42% is primarily the result of the Company’s investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low income housing limited partnerships, and interest income from tax-free municipal securities.

The efficiency ratio was 76.89% in the third quarter of 2009, compared to 70.56% in the third quarter of 2008 and 90.90% in the second quarter of 2009.  The efficiency ratio for the first nine months of 2009 increased to 85.38% from 72.48% a year ago.  The efficiency ratio increased in 2009 primarily due to compression of the net interest margin and an increase in noninterest expense, as discussed above.

Recent Regulatory Examination

The Company also announced that the Federal Reserve Board (“FRB”) recently completed the field work portion of its regularly scheduled examination in September 2009.  As a result of the Company’s losses in 2009, primarily due to higher provisions for loan losses because of credit quality deterioration, the Company expects to enter into a written agreement with the FRB.  The agreement will require the Company to develop an updated strategic plan to improve the quality of assets, maintain adequate capital and ensure sustained earnings, and to take some other actions to improve our appraisal policies, capital planning and liquidity contingency funding plan. The Company will also be required to request the approval of the FRB prior to  incurring or increasing any debt, paying dividends on common and preferred stock, paying interest on trust preferred securities, repurchasing capital stock and making certain changes to its directors or senior executive officers. The Company believes the FRB will be finalizing the written agreement within the next 60 to 90 days.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Los Gatos, Fremont, Danville, Pleasanton, Walnut Creek, Morgan Hill, Gilroy, Mountain View, and Los Altos.  Heritage Bank of Commerce is an SBA Preferred Lender with Loan Production Offices in Sacramento, Oakland and Santa Rosa, California.  For more information, please visit www.heritagecommercecorp.com.

Forward Looking Statement Disclaimer

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the Company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements.  The forward-looking statements could be affected by many factors, including but not limited to: (1) our ability to attract new deposits and loans; (2) local, regional, and national economic conditions and events and the impact they may have on us and our customers; (3) risks associated with concentrations in real estate related loans; (4) increasing levels of classified assets, including non-performing assets, which could adversely affect our earnings and liquidity; (5) market interest rate volatility; (6) stability of funding sources and continued availability of borrowings; (7) changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth and constrain our activities, including the terms of an anticipated written agreement to be entered into by the Company and the Board of Governors of the Federal Reserve System; (8) significant decline in the market value of the Company that could result in an impairment of goodwill; (9) our ability to raise capital or incur debt on reasonable terms; (10) regulatory limits on the Heritage Bank of Commerce’s ability to pay dividends to the Company; (11) effectiveness of the Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009 and other legislative and regulatory efforts to help stabilize the U.S. financial markets; (12) future legislative or administrative changes to the U.S. Treasury Capital Purchase Program enacted under the Emergency Economic Stabilization Act of 2008; (13) the impact of the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009 and related rules and regulations on our business operations and competitiveness, including the impact of executive compensation restrictions, which may affect our ability to retain and recruit executives in competition with other firms who do not operate under those restrictions; and (14) our success in managing the risks involved in the foregoing items.  For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Member FDIC

	For the Three Months Ended:			Percent Change From:		For the Nine Months Ended:
CONSOLIDATED INCOME STATEMENTS	Sep 30,	Jun 30,	Sep 30,	Jun 30,	Sep 30,	Sep 30,	Sep 30,	Percent
(in $000's, unaudited)	2009	2009	2008	2009	2008	2009	2008	Change
Interest Income	$15,495	$15,824	$19,197	-2%	-19%	$47,351	$57,791	-18%
Interest Expense	3,872	4,135	6,151	-6%	-37%	12,888	18,673	-31%
Net Interest Income	11,623	11,689	13,046	-1%	-11%	34,463	39,118	-12%
Provision for Loan Losses	7,129	10,704	1,587	-33%	349%	28,253	11,037	156%
Net Interest Income after Provision for Loan Losses	4,494	985	11,459	356%	-61%	6,210	28,081	-78%
Noninterest Income:
Gain on Sale of Loans	643	-	-	N/A	N/A	643	-	N/A
Servicing Income	382	408	491	-6%	-22%	1,210	1,347	-10%
Increase in Cash Surrender Value of Life Insurance	420	415	416	1%	1%	1,248	1,232	1%
Service Charges and Other Fees on Deposit Accounts	557	537	505	4%	10%	1,665	1,457	14%
Other	348	241	276	44%	26%	808	958	-16%
Total Noninterest Income	2,350	1,601	1,688	47%	39%	5,574	4,994	12%

Noninterest Expense:
Salaries and Employee Benefits	5,730	5,643	5,665	2%	1%	17,831	17,694	1%
Professional Fees	691	1,229	468	-44%	48%	2,833	2,112	34%
Deposit Insurance Premiums and Regulatory Assessments	631	1,220	238	-48%	165%	2,590	626	314%
Occupancy and Equipment	1,005	972	1,348	3%	-25%	2,893	3,511	-18%
Other	2,687	3,016	2,678	-11%	0%	8,038	8,031	0%
Total Noninterest Expense	10,744	12,080	10,397	-11%	3%	34,185	31,974	7%
Income (Loss) Before Income Taxes	(3,900)	(9,494)	2,750	59%	-242%	(22,401)	1,101	-2135%
Income Tax Expense (Benefit)	(1,824)	(4,113)	309	-56%	-690%	(10,990)	39	-28279%
Net Income (Loss)	$(2,076)	$(5,381)	$2,441	61%	-185%	$(11,411)	$1,062	-1174%
Dividends and Discount Accretion on Preferred Stock	(599)	(591)	-	1%	N/A	(1,776)	-	N/A
Net Income (Loss) Allocable to Common Shareholders	$(2,675)	$(5,972)	$2,441	55%	-210%	$(13,187)	$1,062	-1342%

PER COMMON SHARE DATA
(unaudited)
Basic Earnings (Loss) Per Share	$(0.23)	$(0.51)	$0.21	54%	-210%	$(1.12)	$0.09	-1344%
Diluted Earnings (Loss) Per Share	$(0.23)	$(0.51)	$0.21	54%	-210%	$(1.12)	$0.09	-1344%
Common Shares Outstanding at Period-End	11,820,509	11,820,509	11,820,509	0%	0%	11,820,509	11,820,509	0%
Book Value Per Share	$11.44	$11.55	$12.21	-1%	-6%	$11.44	$12.21	-6%
Tangible Book Value Per Share	$7.47	$7.56	$8.18	-1%	-9%	$7.47	$8.18	-9%

KEY FINANCIAL RATIOS
(unaudited)
Annualized Return on Average Equity	-4.67%	-11.90%	6.78%	61%	-169%	-8.43%	0.95%	-987%
Annualized Return on Average Tangible Equity	-6.38%	-16.08%	10.15%	60%	-163%	-11.40%	1.39%	-920%
Annualized Return on Average Assets	-0.58%	-1.48%	0.65%	61%	-189%	-1.05%	0.10%	-1150%
Annualized Return on Average Tangible Assets	-0.60%	-1.53%	0.67%	61%	-190%	-1.09%	0.10%	-1190%
Net Interest Margin	3.62%	3.55%	3.83%	2%	-6%	3.51%	4.04%	-13%
Efficiency Ratio	76.89%	90.90%	70.56%	-15%	9%	85.38%	72.48%	18%

AVERAGE BALANCES
(in $000's, unaudited)
Average Assets	$1,411,954	$1,457,162	$1,499,734	-3%	-6%	$1,450,959	$1,443,641	1%
Average Tangible Assets	$1,364,926	$1,409,973	$1,452,044	-3%	-6%	$1,403,771	$1,395,761	1%
Average Earning Assets	$1,272,341	$1,320,604	$1,353,730	-4%	-6%	$1,314,599	$1,292,758	2%
Average Loans Held-for-Sale	$17,596	$225	-	7709%	N/A	$6,005	-	N/A
Average Total Loans	$1,131,654	$1,206,254	$1,231,931	-6%	-8%	$1,191,034	$1,159,535	3%
Average Deposits	$1,153,103	$1,150,220	$1,191,151	0%	-3%	$1,155,586	$1,154,705	0%
Average Demand Deposits - Noninterest Bearing	$267,528	$255,011	$261,578	5%	2%	$258,725	$257,054	1%
Average Interest Bearing Deposits	$885,575	$895,209	$929,573	-1%	-5%	$896,861	$897,651	0%
Average Interest Bearing Liabilities	$937,212	$992,010	$1,066,264	-6%	-12%	$981,581	$1,008,692	-3%
Average Equity	$176,198	$181,396	$143,318	-3%	23%	$180,975	$150,110	21%
AverageTangible Equity	$129,170	$134,207	$95,628	-4%	35%	$133,787	$102,230	31%

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	Sep 30,	Jun 30,	Sep 30,	Jun 30,	Sep 30,
(in $000's, unaudited)	2009	2009	2008	2009	2008
ASSETS
Cash and Due from Banks	$42,105	$31,315	$35,718	34%	18%
Federal Funds Sold	150	150	100	0%	50%
Securities Available-for-Sale, at Fair Value	96,618	101,837	107,565	-5%	-10%
Loans Held-for-Sale, Including Deferred Costs	21,976	20,506	-	7%	N/A
Loans:
Commercial Loans	414,441	457,981	532,367	-10%	-22%
Real Estate-Mortgage	405,486	412,430	405,897	-2%	0%
Real Estate-Land and Construction	197,374	230,798	253,134	-14%	-22%
Home Equity	51,768	55,372	51,981	-7%	0%
Consumer Loans	11,476	3,596	5,549	219%	107%
Loans	1,080,545	1,160,177	1,248,928	-7%	-13%
Deferred Loan Costs, net	1,023	1,489	1,412	-31%	-28%
Total Loans, Including Deferred Costs	1,081,568	1,161,666	1,250,340	-7%	-13%
Allowance for Loan Losses	(28,976)	(31,398)	(22,323)	-8%	30%
Net Loans	1,052,592	1,130,268	1,228,017	-7%	-14%
Company Owned Life Insurance	41,897	41,476	40,236	1%	4%
Premises & Equipment, net	9,182	9,312	9,318	-1%	-1%
Goodwill	43,181	43,181	43,181	0%	0%
Intangible Assets	3,750	3,910	4,407	-4%	-15%
Accrued Interest Receivable and Other Assets	56,159	55,069	43,339	2%	30%
Total Assets	$1,367,610	$1,437,024	$1,511,881	-5%	-10%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits
Demand Deposits-Noninterest Bearing	$250,515	$258,464	$257,739	-3%	-3%
Demand Deposits-Interest Bearing	139,919	134,318	139,377	4%	0%
Savings and Money Market	324,611	331,444	400,863	-2%	-19%
Time Deposits, Under $100	43,559	43,772	34,792	0%	25%
Time Deposits, $100 and Over	134,533	170,858	168,361	-21%	-20%
Time Deposits-CDARS	41,418	14,216	-	191%	N/A
Time Deposits-Brokered	181,819	210,475	185,052	-14%	-2%
Total Deposits	1,116,374	1,163,547	1,186,184	-4%	-6%
Securities Sold under Agreement to Repurchase	25,000	30,000	35,000	-17%	-29%
Note payable	-	-	15,000	N/A	-100%
Other Short-term Borrowing	-	15,000	80,000	-100%	-100%
Notes Payable To Subsidiary Grantor Trusts	23,702	23,702	23,702	0%	0%
Accrued Interest Payable and Other Liabilities	29,111	30,193	27,711	-4%	5%
Total Liabilities	1,194,187	1,262,442	1,367,597	-5%	-13%

Shareholders' Equity:
Preferred Stock, Net	38,159	38,070	-	0%	N/A
Common Stock	79,884	79,524	76,490	0%	4%
Accumulated Other Comprehensive Loss	(2,183)	(3,250)	(3,694)	-33%	-41%
Retained Earnings	57,563	60,238	71,488	-4%	-19%
Total Shareholders' Equity	173,423	174,582	144,284	-1%	20%
Total Liabilities and Shareholders' Equity	$1,367,610	$1,437,024	$1,511,881	-5%	-10%

CREDIT QUALITY DATA
(in $000's, unaudited)
Nonaccrual Loans	$55,120	$57,889	$23,095	-5%	139%
Loans Over 90 Days Past Due and Still Accruing	144	786	1,016	-82%	-86%
Total Nonperforming Loans	55,264	58,675	24,111	-6%	129%
Other Real Estate Owned	2,973	3,062	970	-3%	206%
Total Nonperforming Assets	$58,237	$61,737	$25,081	-6%	132%
Net Charge-offs	$9,551	$3,206	$129	198%	7304%
Allowance for Loan Losses to Total Loans	2.68%	2.70%	1.79%	-1%	50%
Allowance for Loan Losses to Nonperforming Loans	52.43%	53.51%	92.58%	-2%	-43%
Nonperforming Assets to Total Assets	4.26%	4.30%	1.66%	-1%	157%
Nonperforming Loans to Total Loans	5.11%	5.05%	1.93%	1%	165%

OTHER PERIOD-END STATISTICS
(unaudited)
Shareholders' Equity / Total Assets	12.68%	12.15%	9.54%	4%	33%
Tangible Common Equity / Tangible Assets	6.69%	6.43%	6.60%	4%	1%
Loan to Deposit Ratio	96.88%	99.84%	105.41%	-3%	-8%
Noninterest Bearing Deposits / Total Deposits	22.44%	22.21%	21.73%	1%	3%
Leverage Ratio	10.08%	9.96%	8.48%	1%	19%

	For the Three Months Ended			For the Three Months Ended
	September 30, 2009			September 30, 2008
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000's, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross	$1,149,250	$14,727	5.08%	$1,231,931	$17,919	5.79%
Securities	100,439	754	2.98%	119,582	1,267	4.22%
Interest bearing deposits in other financial institutions	21,347	14	0.26%	182	1	2.19%
Federal funds sold	1,305	-	0.00%	2,035	10	1.95%
Total interest earning assets	1,272,341	15,495	4.83%	1,353,730	19,197	5.64%
Cash and due from banks	24,665			34,234
Premises and equipment, net	9,276			9,185
Goodwill and other intangible assets	47,028			47,690
Other assets	58,644			54,895
Total assets	$1,411,954			$1,499,734

Liabilities and shareholders' equity:
Deposits:
Demand, interest bearing	$133,301	74	0.22%	$144,809	308	0.85%
Savings and money market	332,922	589	0.70%	415,826	1,624	1.55%
Time deposits, under $100	43,527	240	2.19%	33,893	224	2.63%
Time deposits, $100 and over	141,401	646	1.81%	170,045	1,138	2.66%
Time deposits-Brokered	234,424	1,679	2.84%	165,000	1,617	3.90%
Notes payable to subsidiary grantor trusts	23,702	476	7.97%	23,702	527	8.85%
Securities sold under agreement to repurchase	27,663	168	2.41%	35,000	264	3.00%
Note payable	-	-	N/A	14,315	100	2.78%
Other short-term borrowings	272	-	0.00%	63,674	349	2.18%
Total interest bearing liabilities	937,212	3,872	1.64%	1,066,264	6,151	2.29%
Demand, noninterest bearing	267,528			261,578
Other liabilities	31,016			28,574
Total liabilities	1,235,756			1,356,416
Shareholders' equity	176,198			143,318
Total liabilities and shareholders' equity	$1,411,954			$1,499,734

Net interest income / margin		$11,623	3.62%		$13,046	3.83%

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2009			September 30, 2008
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000's, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross	$1,197,039	$44,619	4.98%	$1,159,535	$53,524	6.17%
Securities	105,886	2,711	3.42%	129,570	4,201	4.33%
Interest bearing deposits in other financial institutions	11,130	21	0.25%	571	10	2.34%
Federal funds sold	544	-	0.00%	3,082	56	2.43%
Total interest earning assets	1,314,599	47,351	4.82%	1,292,758	57,791	5.97%
Cash and due from banks	24,138			36,085
Premises and equipment, net	9,374			9,200
Goodwill and other intangible assets	47,188			47,880
Other assets	55,660			57,718
Total assets	$1,450,959			$1,443,641

Liabilities and shareholders' equity:
Deposits:
Demand, interest bearing	$134,576	252	0.25%	$149,451	1,276	1.14%
Savings and money market	342,156	2,043	0.80%	453,146	6,375	1.88%
Time deposits, under $100	44,740	794	2.37%	34,340	815	3.17%
Time deposits, $100 and over	162,601	2,239	1.84%	163,793	3,891	3.17%
Time deposits-Brokered	212,788	5,324	3.35%	96,921	2,928	4.04%
Notes payable to subsidiary grantor trusts	23,702	1,463	8.25%	23,702	1,610	9.07%
Securities sold under agreement to repurchase	30,110	638	2.83%	31,033	674	2.90%
Note payable	3,388	82	3.24%	8,646	184	2.84%
Other short-term borrowings	27,520	53	0.26%	47,660	920	2.58%
Total interest bearing liabilities	981,581	12,888	1.76%	1,008,692	18,673	2.47%
Demand, noninterest bearing	258,725			257,054
Other liabilities	29,678			27,785
Total liabilities	1,269,984			1,293,531
Shareholders' equity	180,975			150,110
Total liabilities and shareholders' equity	$1,450,959			$1,443,641

Net interest income / margin		$34,463	3.51%		$39,118	4.04%